UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 21, 2009

SAFE TECHNOLOGIES INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17746	22-2824492
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1200 N Federal Highway, Suite 200, Boca Raton, FL 33432

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (866) 297-5070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Compensatory Arrangement with Officer

On December 21, 2009, we granted to Richard P. Sawick, our Chief Financial Officer, an option to purchase up to 2,000,000 shares of our common stock.  The option was granted under our 2009 Compensatory Stock Plan.  The Plan is designed for selected employees, officers, directors and key consultants to the Company and its subsidiaries, and is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or its subsidiaries.  The Plan is administered by the Board of Directors of the Company, and authorizes the issuance of stock options, restricted stock grants and stock awards, not to exceed a total of 10,000,000 shares.  The terms of any awards under the Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe Technologies International, Inc.

By:	/s/ CHRISTOPHER L. KOLB
Christopher L. Kolb President

Date:  December 23, 2009